FINAL TRANSCRIPT

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Conference Call Transcript

VION - Q2 2008 Vion Pharmaceuticals Earnings Conference Call

Event Date/Time: Aug. 07. 2008 / 8:30AM ET

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Final Transcript
CORPORATE PARTICIPANTS
Alan Kessman
Vion Pharmaceuticals, Inc. — CEO
Howard Johnson
Vion Pharmaceuticals, Inc. — President, CFO
Ann Cahill
Vion Pharmaceuticals, Inc. — VP Clinical Development
CONFERENCE CALL PARTICIPANTS
Leah Hartman
CRT Capital — Analyst
PRESENTATION

Operator
Good days, ladies and gentlemen, and welcome to the second-quarter 2008 Vion Pharmaceuticals earnings conference call. My name is [Chantalay] and I will be your facilitator for today’s call.
At this time, all participants are in a listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.
I would now like to turn the call over to your host for today, Mr. Howard Johnson, President and CFO. Please proceed, sir.

Howard Johnson - Vion Pharmaceuticals, Inc. — President, CFO
Good morning.
This conference call will contain forward-looking statements. Such statements are subject to certain risks which may cause VION’s plans to different or results to vary from those expected, including VION’s potential inability to file a New Drug Application or obtain regulatory approval for its products, particularly Cloretazine; delayed or unfavorable results of drug trials; the possibility that favorable results of earlier preclinical studies or clinical trials are not predictive of safety and efficacy results in later clinical trials; the need for additional research and testing; the inability to manufacture products; the potential inability to secure external resources of funding to continue operations; the inability to access capital and funding on favorable terms; continued operating losses and the inability to continue operations as a result; and a variety of other risks set forth from time to time in Vion’s filings with the Securities and Exchange Commission, including but not limited to the risks attendant to the forward-looking statements included under Item 1-A, “Risk Factors”, in Vion’s annual report on Form 10-K for the year ended December 31, 2007, and Vion’s Form 10-Q for the quarter ended March 31, 2008.
In particular, there can be no assurance as to the results of any of the Company’s clinical trials, that any of these trials will continue to full accrual, or that any of these trials will not be discontinued, modified, delayed, or ceased altogether.
Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Now, I will turn over this conference call to Alan Kessman, Chief Executive Officer of Vion Pharmaceuticals.

Alan Kessman - Vion Pharmaceuticals, Inc. — CEO

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Final Transcript
Thank you, operator, and thank you, Howard. Good morning, everyone. We thank you for joining us on this conference call. With me today is Howard Johnson, our President and CFO; Ann Cahill, our Vice President of Clinical Affairs; Jim Tanguay, our Vice President-Chemistry, Manufacturing & Control; and Bill Hahne, our Vice President of Medical Affairs.
Before Howard takes you through the quarterly results, I wanted to update everyone on the Company’s activities during the second quarter. I’m pleased to report today that we ended the quarter with $49.9 million in cash. Based upon our continued effort to reduce all nonessential expenses and based on the current operating plan, we now believe we have sufficient cash to operate our company through the fourth quarter of 2009.
In this currently difficult financial environment, we are diligently monitoring our spending to ensure that our cash position remains as strong as possible. Our main focus continues to be on preparing for the filing of a New Drug Application, or NDA, with the US Food and Drug Administration for approval of our lead drug, Cloretazine. This filing is expected to be based on two Phase II trials conducted in multiple sites in the US and Europe of Cloretazine in previously untreated patients over the age of 60 with acute myelogenous leukemia, or AML. We plan to submit this filing in the first half of 2009.
We continue to make progress on the completion of all three sections of the NDA — the chemistry manufacturing & control section, the preclinical and toxicology section, and the clinical section. We also plan to continue our dialogue with the FDA about the NDA filing over the course of the next several months, as we believe that communicating with the Agency as much as possible, before filing the application, provides us with an improved chance of success.
In addition to our regulatory approval efforts, we continue to accrue patients to four ongoing Cloretazine trials and are planning additional trials. The four trials underway are, one, the continuing sub study of our pivotal trial, which is collecting electrocardiogram interval information in elderly AML patients, as required by FDA guidelines, and three investigator-sponsored trials, one where Cloretazine is being combined with temozolomide in brain tumors; and the other where we are combining Cloretazine with stem cell transplantation in advanced hematologic malignancies; and lastly, one with Cloretazine in combination with cytarabine or AraC in previously untreated elderly patients with AML. This trial will focus on a broader group of elderly patients than our pivotal trial, which was focused on poor-risk de novo AML.
We are planning additional Cloretazine studies in AML, both in front-line and second-line settings. The goal of these clinical efforts is to eventually establish the utility of Cloretazine in as broad a group of AML patients as possible either through single-agent therapy or in combination with other compounds.
In the quarter, we had a positive presence at ASCO, where we presented updated Cloretazine data from our pivotal Phase II trial in elderly AML, as well as data from our Phase III trial in combination with cytarabine in relapsed AML. We believe that both of these posters continue to demonstrate that Cloretazine is an active drug in this difficult disease.
Due to management changes previously announced, we have also realigned responsibilities within Vion in order to make sure our main effort, filing the NDA for Cloretazine, continued to have the right leadership. Jim Tanguay, or Vice President of CMC, is now our management lead person responsible for the NDA, as well as the day-to-day management of our regulatory and quality affairs functions.
During the quarter, we held a hearing with NASDAQ and presented to them a plan whereby we would attempt to convert some of the convertible debentures into preferred equity to maintain our listing on the NASDAQ capital market. Our proposed plan was accepted and we were granted a period of time, until August 15, to implement the plan.
At this time, we do not believe we will be able to complete the plan in the time period allowed and have notified NASDAQ of this. We therefore expect to be delisted from the NASDAQ capital market in the near future. Our shares are then expected to trade on the OTC Bulletin Board.
We believe that, if Cloretazine is approved in the United States in 2009 for the treatment of AML, the Company’s market value would increase and we would have the opportunity to potentially regain our listing.
Now, I will ask Howard to present the financials to you.

Howard Johnson - Vion Pharmaceuticals, Inc. — President, CFO
Thank you, Alan, and good morning.

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Final Transcript
In the second quarter of 2008, we reported a net loss of $7.903 million, or $1.06 per share, based on 7.440 million weighted average shares outstanding. This compares to a net loss of $8.842 million in the second quarter of 2007, or $1.33 per share, based on 6.636 million weighted average shares outstanding.
We remind everyone that we implemented a 1-for-10 reverse stock split in the first quarter of 2008, and all of our reported share numbers and per-share numbers reflect this split.
In the quarter, we reduced our operating expenses by $1.970 million, compared to last year, from $8.632 million last year to $6.662 million this year. We are carefully monitoring our spending as we focus on the main value driver for the Company, which is filing the NDA.
The expense reduction includes a reduction in clinical trials expense of $939,000, as well as a reduction of $586,000 in other research and development expense. Our clinical trials expense declined due to lower drug-production costs for Cloretazine and the fact that our Phase III clinical trial was closed to patient accrual in May 2007.
Other research and development expense declined as we completed preclinical tests performed by external vendors, namely preclinical and toxicology testing necessary for our NDA filing, and reduced consulting fees related to our NDA filing.
Marketing, general and administrative expenses were also reduced by $445,000, due primarily to the reversal of a stock-based compensation expense for unvested restricted stock awards canceled in connection with the departure of an employee.
Total non-cash, stock-based compensation expense was $530,000 in the quarter, compared to $1.2 million last year. Interest expense for our convertible Senior Notes was $1.513 million in the quarter. Interest income declined by $733,000, from $998,000 in 2007 to $265,000 in 2008, based on lower interest rates and lower invested balances.
For the six-month period in 2008, we reported a loss of $16.098 million, or $2.20 per share, based on the 7.307 million weighted average shares outstanding. This compared to a loss of $16.797 million in the same period last year, or $2.53 per share, based on 6.636 million weighted average shares outstanding.
In the six-month period, we reduced our operating expenses by $2.649 million compared to last year, from $16.511 million last year to $13.862 million this year. The expense reduction included a reduction in clinical trials expense of $1.484 million as well as a reduction of $840,000 in other research and development expense.
Our clinical trials expense declined due to the fact that our Phase III clinical trial was closed to patient accrual in May 2007, and lower drug-production costs for Cloretazine. Other research and development expense declined as we completed preclinical tests by external vendors, namely preclinical and toxicology testing necessary for our NDA filing.
Marketing, general and administrative expenses were also reduced by $325,000, due to a reversal of a stock-based compensation expense for unvested restricted stock awards in connection with the departure of an employee.
Total non-cash compensation expense was $1.7 million in the six-month 2008 period, compared to $2.2 million last year.
Interest expense for our convertible Senior Notes issued in February of 2007 was $3.018 million in the period, which was $789,000 higher than the same 2007 six-month period.
Interest income declined by $898,000, from $1.665 million in 2007 to $767,000 in 2008, based on lower interest rates and lower balances.
As Alan mentioned, we ended the quarter with $49.9 million in cash. Based on our current operating plan, this cash position now funds our operations through the fourth quarter of 2009. This plan also includes payment of our August 15, 2008 interest payment for our Convertible Senior Notes in cash.
As usual, we remind everyone that a forecast such as this has many different assumptions and variables, and therefore is subject to change.
Thank you for listening today. We are now prepared to take your questions.

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Final Transcript
QUESTION AND ANSWER

Operator
(Operator Instructions). Leah Hartman, CRT Capital.

Leah Hartman - CRT Capital — Analyst
Good morning, everyone. I was wondering if we could spend a minute on the four trials that you mentioned, of course the sub study. Could you tell us when that might be concluded?

Ann Cahill - Vion Pharmaceuticals, Inc. — VP Clinical Development
Good morning, Ann Cahill. The QTC interval sub study is an electrocardiogram study attached to our Phase II pivotal trial. It’s an ICH guideline. As such, we will append this information to the NDA. It will go until the NDA goes in; that information will be updated to the NDA. The commitment is in the range of 15 to 45 patients and the study is well along that accrual.

Leah Hartman - CRT Capital — Analyst
Okay, that helpful. I didn’t recall that it needed to go up into the time of the NDA. The three investigator trials are — to be clear, the Company just provides drugs and some conversation with you? So I’m looking for all of the resource drain or support on the positive, yes.

Ann Cahill - Vion Pharmaceuticals, Inc. — VP Clinical Development
We do — as an investigational agent, we provide drug to all the investigational studies. We also provide some minimal financial support to studies to support the institution’s commitment to data management. The investigators are responsible for safety reporting, etc., and data collection.

Leah Hartman - CRT Capital — Analyst
All three of those trials are presently accruing patients?

Ann Cahill - Vion Pharmaceuticals, Inc. — VP Clinical Development
Yes, they are.

Leah Hartman - CRT Capital — Analyst
Okay. Could you give us an update on Triapine, on those investigator-led trials?

Ann Cahill - Vion Pharmaceuticals, Inc. — VP Clinical Development
As you know, the Triapine trials are exclusively run through the NCI agreement, and most of those trials are in the mature stage of reporting data through manuscripts, etc. We also have a continuing study in hematologic malignancies with Triapine, and that is the source of ongoing discussion for possible further clinical development.

Leah Hartman - CRT Capital — Analyst

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Final Transcript
Okay, thanks. I don’t know who wants to take this question. Can you share with us whether or not there are scheduled FDA meetings? I think, Alan, that you mentioned that discussions are ongoing with the FDA to make this the most robust filing and improve the chances for success with that Phase II data. Are there any set meetings at which time we would expect you to come back and update us?

Alan Kessman - Vion Pharmaceuticals, Inc. — CEO
As I’ve said before, Leah, and I think we’ve communicated in previous conference calls, our communications with the FDA, both orally and in writing, are along a continuous line, so to speak. So, we don’t identify each individual meeting, but when there’s a meeting of significant importance, or a result probably is a better term, when there’s a result of significant importance, we will report it.
Right now, most of it is any communications we have, our discussions, clarifications, etc., to [drive this] and move the filing along.

Leah Hartman - CRT Capital — Analyst
Okay. Are you finding that they are pretty timely in those conversations? You know, we’ve seen some setbacks in the FDA and other parts of the FDA, missing PDUFA dates. But it sounds like they are being fairly responsive to you as you work toward the filing.

Alan Kessman - Vion Pharmaceuticals, Inc. — CEO
Yes. Again, we are not the final review stages but we have found that our communications with the FDA have all been timely and positive, helpful.

Leah Hartman - CRT Capital — Analyst
Great, thank you very much. I appreciate your taking my questions.

Operator
(Operator Instructions). There are no further questions in the queue at this time.

Alan Kessman - Vion Pharmaceuticals, Inc. — CEO
Okay. Well, I thank you all for participating and for your continued support. As we’ve said many times before, as we proceed along this line of moving towards the filing, when we have significant information to report, we will keep you all informed. Thank you, and have a good day. Bye.

Operator
Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

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Final Transcript

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